OTR EXPRESS, INC.
                         804 N. Meadowbrook Drive
                          Olathe, Kansas 66062
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held on May 13, 1998

TO ALL STOCKHOLDERS:

       You are cordially invited to attend the Annual Meeting of Stockholders of OTR Express, Inc. (the "Company") to be held on Wednesday, May 13, 1998, at 3:00 p.m., Kansas City Time, at the Doubletree Hotel, 10100 College Boulevard, Overland Park, Kansas, for the following purposes:

                 (1) To elect three Class C directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

                 (2) To approve the OTR Express, Inc. Amended and Restated 1996 Stock Option Plan;

                 (3) To approve the OTR Express, Inc. Amended and Restated 1996 Directors' Stock Option Plan;

                 (4) To ratify the selection by the Board of Directors of the firm of Arthur Andersen LLP as the independent auditors for the Company for 1998; and

                 (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Holders of record of the Company's Common Stock, $.01 par value, as of the close of business on March 15, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be kept at the Company's offices at 804 N. Meadowbrook Drive, Olathe, Kansas 66062 for a period of ten days prior to the Annual Meeting and will be available at the Annual Meeting.
                                       BY ORDER OF THE BOARD OF DIRECTORS,
                                       William P. Ward, Chairman of the Board
Dated:  April 3, 1998

   IMPORTANT --- YOUR PROXY AND A RETURN ENVELOPE ARE ENCLOSED

      You are urged to sign, date and mail your proxy even though you may plan to attend the Annual Meeting. No postage is required if your proxy is mailed in the United States in the enclosed return envelope. If you attend the Annual Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the Annual Meeting, which will prevent costly follow-up and delays.

                              OTR EXPRESS, INC.

                         804 N. Meadowbrook Drive
                           Olathe, Kansas 66062


                      ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD MAY 13, 1998

                            PROXY STATEMENT

The proposals in the accompanying form of proxy (the "Proxy") are solicited by the Board of Directors of OTR Express, Inc. (the "Company") for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 13, 1998, at 3:00 p.m., Kansas City Time, at the Doubletree Hotel,
10100 College Boulevard, Overland Park, Kansas, and any adjournment or postponement thereof. This Proxy Statement, the accompanying form of Proxy and the Company's Annual Report for the year ended December 31, 1997 (the "Annual Report") are being mailed or given to stockholders on or about
April 3, 1998.

Proxies. Shares represented by a duly executed Proxy received prior to the Annual Meeting will be voted at the Annual Meeting. If a stockholder specifies a choice on the Proxy with respect to any matter to be acted upon, the shares will be voted in accordance with the choices specified in the Proxy with respect to the proposals described in this Proxy Statement. If no choice is specified, the shares represented by the Proxy will be voted in favor of the proposals set forth in this Proxy Statement. None of the proposals are related to or conditioned on the approval of any other proposal. Any person giving a Proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company at any time prior to the voting of the shares represented by the Proxy.

Other Matters. Management of the Company does not intend to present any matter to the Annual Meeting except as indicated herein, and presently knows of no other matter to be presented at the Annual Meeting. Should any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote the Proxy in accordance with their judgment of the best interests of the Company on such matters.

Solicitation and Expense. The Company will bear all the costs of solicitation of Proxies and preparing, assembling, printing and mailing the Proxy Statement, the Proxy and additional materials which may be furnished to stockholders. In addition to the use of the mails, Proxies may be solicited by personal contact, telephone or telegraph by regular employees of the Company, and the Company will reimburse brokers, custodians, fiduciaries or other persons for their reasonable expenses in sending proxy solicitation material to beneficial owners of shares.

Voting. Only stockholders of record of the Company's common stock, $.01 par value (the "Common Stock") at the close of business on March 15, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 1,835,955 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Each holder of Common Stock is entitled to one vote per share on each matter to properly come before the Annual Meeting, except for the election of directors, in which case each stockholder shall have the right to cumulatively vote such stockholder's shares. Cumulative voting entitles each stockholder to cast as many votes in the aggregate as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast the whole number of such votes for one nominee or distribute the votes among two or more nominees.

The Bylaws of the Company require that a majority of the votes of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting be present in person or represented by Proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of (a) a plurality of the votes cast by the holders of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors and (b) a majority of the votes cast by the holders of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for: (i) the approval of the OTR Express, Inc. Amended and Restated 1996 Stock Option Plan; and (ii) the approval of the OTR Express, Inc. Amended and Restated 1996 Directors' Stock Option Plan. Stockholders do not have any dissenters' rights of appraisal in connection with any of the matters to be voted upon. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) are not counted for purposes of determining the number of shares present or represented with respect to a particular proposal for which there is no authorization to vote and will not be considered as votes cast and thus will not affect the outcome of voting.

The Company. The Company's principal executive office is located at 804 N. Meadowbrook Drive, Olathe, Kansas 66062.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's voting securities (the "Common Stock") as of March 15, 1998 by each person and group known to the Company to be the beneficial owner of more than 5% of its
Common Stock.
  Name and Address of       Amount and Nature of
   Beneficial Owner        Beneficial Ownership(FN1)   Percent of Class(FN1)
William P. Ward
   804 N. Meadowbrook Dr.
   Olathe, KS 66062        264,534(FN2)                  14.27%
Janice K. Ward
   804 N. Meadowbrook Dr.
   Olathe, KS 66062        264,534(FN2)                  14.27%
Robert B. Westphal
   109 N. 6th Street
   Fort Smith, AR 72901    162,500(FN3)                   8.85%
Robert Fleming, Inc.
   320 Park Avenue
   New York, NY 10022      152,620(FN4)                   8.31%
Dr. Ralph E. MacNaughton
   #17 Wycklow
   Overland Park, KS 66207 128,237(FN5)                   6.98%
Dimensional Fund Advisors
 Inc.
   1299 Ocean Avenue
   Santa Monica, CA 90401   93,900(FN6)                   5.11%

(FN1) Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Nature of beneficial ownership of shares of Common Stock is direct unless indicated otherwise by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless otherwise indicated by footnote.

(FN2) Includes 64,768 shares owned of record by Associated Commercial Analysts Corporation ("ACA"), which is 100% owned by Mr. and Mrs. Ward. Also includes 109,352 shares held jointly by Mr. and Mrs. Ward; 4,700 shares held directly by each of Mr. Ward and Mrs. Ward; 6,320 shares held by a family trust for which Mr. Ward is sole trustee with voting and dispositive power; and 11,131 and 6,676 shares purchasable pursuant to options which are currently exercisable by Mr. Ward and Mrs. Ward, respectively. In addition, includes 56,887 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, 5,251 and 1,960 shares have been allocated to the ESOP accounts of Mr. Ward and Mrs.
Ward, respectively.

(FN3)   As reflected on Mr. Westphal's Schedule 13D dated February 26, 1998.

(FN4) The Robert Fleming, Inc. Schedule 13G dated February 23, 1998 reflects 179,000 shares. On March 5, 1998, Robert Fleming, Inc. sold a total of 26,380 shares to two executive officers of the Company.

(FN5) Includes 62,602 shares held in family trusts of which Dr. MacNaughton is trustee and 53,635 shares held in family trusts of which his spouse is trustee. Also includes 2,000 shares purchasable pursuant to options that are currently exercisable by Dr. MacNaughton.

(FN6) As reflected on Dimensional Fund Advisors Inc. ("Dimensional") Schedule 13G dated February 7, 1996 and orally confirmed in March 1998 by a representative of Dimensional to a Company executive officer. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 93,900 shares of the Company's Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

The following table sets forth, with respect to the Company's voting securities (Common Stock) as of March 15, 1998, (i) shares beneficially owned by all directors (current and nominee) and named executive officers of the
Company, and (ii) total shares beneficially owned by all executive officers and directors as a group.
                             Amount and Nature of
Name of Beneficial Owner    Beneficial Ownership(FN1)     Percent of Class
William P. Ward             264,534(FN2)                  14.27%
Janice K. Ward              264,534(FN2)                  14.27%
Dr. Ralph E. MacNaughton    128,237(FN3)                   6.98%
Gary J. Klusman              78,066(FN4)                   4.15%
Dr. James P. Anthony         71,615(FN5)                   3.90%
Dean W. Graves               52,413(FN6)                   2.85%
Frank J. Becker              25,000(FN7)                   1.36%
Terry G. Christenberry        9,000(FN8)                    .49%
Charles M. Foudree            4,000(FN9)                    .22%
All executive officers
and directors as a group
(11 persons)                681,405(FN10)                 35.16%

(FN1)   See footnote (1) to the table on the preceding page.

(FN2)   See footnote (2) to the table on the preceding page.

(FN3)   See footnote (5) to the table on the preceding page.

(FN4) Includes 1,400 shares held in Mr. Klusman's individual retirement account. Also includes 43,676 shares purchasable pursuant to options which are currently exercisable by Mr. Klusman.

(FN5) Includes 2,700 and 24,400 shares held by Dr. Anthony's pension trust and profit sharing trust, respectively, 26,220 shares owned by his spouse and 5,580 shares held for the benefit of his minor children. Also includes 2,000 shares purchasable pursuant to options which are currently exercisable by Dr. Anthony.

(FN6) Includes 13,100 shares owned by Mr. Graves' spouse for which Mr. Graves disclaims beneficial ownership, 500 shares owned jointly with his spouse, and 19,650, 13,383 and 1,000 shares held by his HR-10 retirement plan, profit sharing trust and individual retirement account, respectively. Also includes 2,000 shares purchasable pursuant to options which are currently exercisable by Mr. Graves.

(FN7)   Includes 10,000 shares held by Mr. Becker's HR-10 retirement plan.

(FN8) Includes 2,000 shares held in Mr. Christenberry's individual retirement account and 2,000 shares held by Mr. Christenberry's spouse in her individual retirement account, for which Mr. Christenberry disclaims beneficial ownership. Also includes 2,000 shares purchasable pursuant to options which are currently exercisable by Mr. Christenberry.

(FN9)   Includes 1,000 shares held by Mr. Foudree's trust and 1,000 shares held
in the individual retirement account of his spouse.   Also includes 2,000
shares purchasable pursuant to options which are currently exercisable by Mr. Foudree.

(FN10) Includes 102,301 shares purchasable pursuant to options which are currently exercisable and 56,887 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, a total of 9,531 have been allocated to the accounts of the Company's executive officers.

                               PROPOSAL ONE:
                       ELECTION OF CLASS C DIRECTORS

The number of directors constituting the Board of Directors has been fixed at nine. The Articles of Incorporation of the Company divide the Board of Directors into three classes of directors, as nearly equal in number as possible, who serve staggered terms. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting of Stockholders for a full three-year term.
Nominees. The following table contains certain information concerning each of the individuals nominated by the Board of Directors for election as a Class C Director at the 1998 Annual Meeting. Each is presently a director whose term expires in 1998. Each Class C Director to be elected at the 1998 Annual Meeting will serve until the Annual Meeting of Stockholders in 2001 or until his or her successor is elected and qualified. The shares represented by the enclosed Proxy will be voted, unless otherwise indicated, for the election of the three nominees for Class C Director named below. In the unanticipated event that any nominee should become unavailable, the Board of Directors, in its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee. Management recommends a vote for the election of the three nominees for Class C Director named below.

Name of Nominee                     Director   Principal Occupation for
  for Director               Age     Since       Last Five Years and
                                                 Directorships Held

Dr. James P. Anthony (1)     50      1989      Dr. Anthony has been a
                                               radiologist in the Carondelet
                                               Radiology Group at St. Joseph's
                                               Hospital in Kansas City,
                                               Missouri, for more than the
                                               prior five years.

Charles M. Foudree (1)(2)    53      1994      Mr. Foudree has been Executive
                                               Vice President-Finance and a
                                               director of Harmon Industries,
                                               Inc., a manufacturer of signal
                                               and control systems for railroads
                                               and mass transit systems
                                               worldwide, located in Blue
                                               Springs, Missouri, and has been
                                               with Harmon in a variety of
                                               executive positions for more
                                               than the prior five years.

Janice K. Ward               58      1985      Mrs. Ward has been Vice
                                               President-Compensation and
                                               Administration and a director
                                               of the Company since its
                                               incorporation in 1985.  Mrs.
                                               Ward was secretary of the
                                               Company from 1985 until
                                               February 1998.  Mrs. Ward has
                                               been an officer and director of
                                               ACA, an affiliate of the
                                               Company, since 1984.  Mrs. Ward
                                               is the wife of William P. Ward
                                               and the sister-in-law of Mr.
                                               Graves.  Mrs. Ward supervises
                                               the Company's personnel
                                               relations, employee benefits
                                               and payroll.  She is also the
                                               manager in charge of the driver
                                               incentive profit centers.


(1)   Member of the Audit Committee.
(2)   Member of the Compensation Committee.

                          THE BOARD OF DIRECTORS

Continuing Directors. The following table contains certain information concerning the Board members whose terms do not expire in 1998 and continue after the Annual Meeting.

                                       Current  Principal Occupation for Last
                            Director    Term     Five Years and Directorship
    Name               Age   Since     Expires             Held

Frank J. Becker         62    1997      2000       Mr. Becker has been President
                                                   of Becker Investments, Inc.,
                                                   an investment company
                                                   located in Lawrence, Kansas
                                                   since January 1993 and prior
                                                   to that time, Mr. Becker was
                                                   a private investor. From 1979
                                                   to 1988, Mr. Becker was
                                                   Chairman of the Board and
                                                   Chief Executive Officer of
                                                   Becker Corporation, a tank
                                                   trucking company.  Mr. Becker
                                                   is also a director of
                                                   Western Resources, Inc. and a
                                                   member of the Board of
                                                   Trustees of the Kansas
                                                   University Endowment
                                                   Association.
Dr. Ralph E.
 MacNaughton (2)        69    1988      2000       Dr. MacNaughton has been
                                                   retired since June 1994.
                                                   He had been a radiologist
                                                   in the Carondelet Radiology
                                                   Group at St. Joseph's
                                                   Hospital in Kansas City,
                                                   Missouri, for more than the
                                                   prior five years.

William P. Ward (3)     59    1985      2000       Mr. Ward founded the
                                                   Company and has been
                                                   Chairman of the Board since
                                                   its incorporation in 1985.
                                                   From 1985 to January 1998,
                                                   Mr. Ward served as President
                                                   and Chief Executive Officer
                                                   of the Company.  Since 1974,
                                                   Mr. Ward has been Chairman
                                                   and an officer of Associated
                                                   Commercial Analysts
                                                   Corporation ("ACA"), an
                                                   affiliate of the Company that
                                                   has acted as a general
                                                   partner for numerous real
                                                   estate limited partnerships.
                                                   Since the formation of the
                                                   Company in 1985, ACA has
                                                   not formed any new real
                                                   estate limited partnerships.
                                                   ACA is presently managing
                                                   six such partnerships.  Mr.
                                                   Ward is the husband of
                                                   Janice K. Ward and the
                                                   brother-in-law of Dean W.
                                                   Graves.

Terry G.
 Christenberry (1)      51    1992      1999       Mr. Christenberry has been
                                                   the President and a director
                                                   of Christenberry Collet &
                                                   Company Inc., an investment
                                                   banking firm located in
                                                   Kansas City, Missouri, since
                                                   its incorporation in June
                                                   1994.  From 1987 to June
                                                   1994, Mr. Christenberry was
                                                   Executive Vice President and
                                                   a director of H.B.
                                                   Oppenheimer & Company Inc.,
                                                   also an investment banking
                                                   firm located in Kansas City,
                                                   Missouri.  Mr. Christenberry
                                                   is also a director of
                                                   Smithway Motor Xpress
                                                   Corporation and Wilbert,
                                                   Inc.

Dean W. Graves (3)      63    1991      1999       Mr. Graves has been the
                                                   sole owner of Dean Graves,
                                                   FAIA Architectural Firm,
                                                   located in Kansas City,
                                                   Missouri, for more than the
                                                   prior five years.  Mr.
                                                   Graves is the brother-in-
                                                   law of Mr. and Mrs. Ward.

Gary J. Klusman (3)     38    1995      1999       Mr. Klusman has been the
                                                   President and Chief
                                                   Executive Officer since
                                                   February 1998 and a director
                                                   since 1995.  From October
                                                   1994 through January 1998
                                                   Mr. Klusman was Executive
                                                   Vice President of the
                                                   Company.  Mr. Klusman was
                                                   the Vice President-Finance
                                                   and Chief Financial Officer
                                                   of the Company from December
                                                   1991 to October 1994.

(1)   Member of the Audit Committee.
(2)   Member of the Compensation Committee.
(3)   Member of the Executive Committee.

Meetings of Board of Directors and Committees. The business and affairs of the Company are managed by its Board of Directors. The Board has established an Executive Committee, an Audit Committee and a Compensation Committee. The entire Board of Directors acts as the nominating committee exclusively responsible for selecting candidates for election as directors. The Executive Committee is empowered to act between meetings of the Board of Directors with powers of the full Board, except with respect to certain matters. The Audit Committee's responsibilities include making recommendations to the Board of Directors of the firm to be engaged to audit the Company and reviewing with the independent auditors the plan for, and results of, the auditing engagement and the Company's internal accounting controls. The Compensation Committee is responsible for reviewing and approving the salaries and classifications of the Company's executive officers and other significant employees and the Company's personnel policies and administering the Company's 1991 Incentive Stock Option Plan, 1996 Stock Option Plan and 1996 Directors' Option Plan.
The Board of Directors of the Company held 6 meetings last year. The Audit Committee held one meeting during the last year; the Compensation Committee held four meeting during the last year; and the Executive Committee did not meet during the last year. Except as set forth below, during the last year each director attended at least 75% of the directors' meetings (and at least 75% of the meetings of committees on which he or she served) during the period for which he or she was a director (and during the period for which he or she served as a committee member). Mr. Foudree was not in attendance at three of the six board meetings held during 1997.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists entirely of non-employee Directors of the Company and there are no Compensation Committee interlocks with other companies.

Compensation of Directors. Non-officer directors are each paid annual fees of $2,400 for serving on the Company's Board of Directors, plus $200 for each meeting of the Board (and $100 for each meeting of a committee of the Board) they attend. Mr. Christenberry's director's fees were paid to his employer, Christenberry Collet & Company Inc. A total of $20,400 was earned by non-officer directors for service on the Board during 1997. Officer-directors do not receive annual fees or fees for attendance at meetings. In addition to the foregoing fees, commencing in 1996 each non-officer director who had served as a director for more than one year was granted a 1,000 share stock option annually pursuant to the 1996 Directors' Stock Option Plan for his service on the Board.

                           EXECUTIVE OFFICERS

Information About Other Executive Officers. Each executive officer is elected annually and will serve until reelected or until his or her successor is elected and qualified. In addition to Mr. Ward, Mrs. Ward and Mr. Klusman, the following persons served as executive officers of the Company during 1997.

Name                            Age              Principal Occupation for
                                                     Last Five Years

Steven W. Ruben                  36      Mr. Ruben has been Vice President -
                                         Finance and Chief Financial Officer
                                         of the Company since November 1995.
                                         From October 1987 to November 1995,
                                         Mr. Ruben was an Audit Manager for
                                         Mayer Hoffman McCann, Certified Public
                                         Accountants, in Kansas City, Missouri.

Christine D. Schowengerdt        44      Ms. Schowengerdt has been the Company's
                                         Treasurer since its incorporation
                                         in 1985.

Executive Compensation. The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (determined as of the end of the last year) for the years ended December 31, 1997, 1996 and 1995:

Summary Compensation Table


         Annual Compensation           Long Term
                                   Compensation Awards

                                   Securities Underlying         All Other
   Name           Year   Salary($)   Options/SARS(#)          Compensation ($)
William P. Ward,
 President, CEO   1997   183,365     3,383                    0
                  1996   150,509     3,676                    0
                  1995   142,086     7,455                    0

Gary J. Klusman,
 Executive Vice   1997   147,070     3,383                    0
 President        1996   120,958     3,676                    0
                  1995   101,367     7,455                    0

                      Option Grants in Last Fiscal Year

                                                    Potential Realizable Value
                                                      at Assumed Annual Rates
                                                    of Stock Price Appreciation
Individual Grants                                        for Option Term*
(a)             (b)         (c)         (d)      (e)         (f)        (g)
             Number of
            Securities   % of Total
            Underlying    Options     Exercise
             Options     Granted to   or Base
             Granted    Employees in   Price   Expiration
Name         (#)(1)(2)   Fiscal Year ($/SH)(3)    Date      5%($)      10%($)

William P.
 Ward         3,383         13.5%      6.00       12/16/02   5,491     12,134
Gary J.
 Klusman      3,383         13.5%      6.00       12/16/07  12,499     31,675

* The dollar amounts set forth under these columns are the result of calculations of the 5% and 10% rates set by the Securities and Exchange
Commission and are not intended to forecast possible future appreciation.
(1)   Mr. Ward's options were granted for a term of 5 years.  100% of Mr.
Ward's options become exercisable on January 1, 1999.
(2)   Mr. Klusman's options were granted for a term of 10 years.  100% of Mr.
Klusman's options become exercisable on January 1, 1999.
(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

Aggregated Option Exercises in Last Fiscal Year And Option Values at December
31, 1997


                                                 Number of
                                                 Securities      Value of
                                                 Underlying     Unexercised
                                                 Unexercised    In-the-Money
                Shares                            Options         Options
               Acquired                          at Year End    at Year End
                  on                                (#)             ($)
               Exercise    Value Realized(1)     Exercisable/   Exercisable/
Name             (#)             ($)            Unexercisable   Unexerciseable
William P.
 Ward            -0-             -0-              7,455/7,059   4,659/3,217
Gary J.
 Klusman         -0-             -0-              3,676/10,838  -0-/7,876



(1) Market value of underlying securities at year-end minus the exercise or base price of "in-the-money" options.

Compensation Committee Report on Executive Compensation. On an annual basis, the Compensation Committee reviews the salaries and performance adjustments of the executive officers, is responsible for administration of the OTR Express, Inc. 1991 Stock Option Plan (the "1991 Option Plan") and the 1996 Stock Option Plan (the "1996 Option Plan"), and oversees the administration of the Company's compensation program.

In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the below listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for 1997.

General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the Company's performance consisting of the Company's revenue, operating ratio (operating expenses divided by operating revenue), operating income and earnings per share, while at the same time considering surrounding competitive pressures, retention of key executive officers and individual performance as evidenced by informal evaluations. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

1997 Compensation. To accomplish the Company's compensation policy, the executive compensation package integrates (i) annual base salary, (ii) current year performance adjustments to such salary, and (iii) stock option grants under the Company's 1996 Option Plan. The overall compensation policy, as implemented, endeavors to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of the management with those of the Company.

Base Salary. The Compensation Committee initially determines the amount of executive officer base salary based on factors such as prior level of pay, quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies. Once base salary has been determined, the Compensation Committee divides the executive officers into two groups: Operating Officers and Administrative Officers. The Operating Officers consist of Mr. Ward (Chairman of the Board), and Mr. Klusman (Chief Executive Officer), and Mrs. Ward (Vice President - Compensation and Administration). The Administrative Officers are the remaining executive officers, Mr. Ruben (Vice President-Chief Financial Officer) and
Ms. Schowengerdt (Treasurer).

For Operating Officers, the Compensation Committee has adopted a policy that base salaries will be annually adjusted based on factors such as prior level of pay, quality of experience, responsibilities of position, salary levels of similarly positioned executives in other companies and the general changes in the cost of living standards as published by the Department of Labor. Accordingly, effective January 1, 1997, each Operating Officer was given a base annual salary raise equal to 3.3% over the prior year.

For Administrative Officers, raises are determined subjectively by the Chairman and the CEO and approved by the Compensation Committee. Such raises are based upon informal evaluations by the CEO and, to a lesser extent, other executive officers.

Performance Adjustments. For the Operating Officers, the Company has in place a Performance Adjustment Plan which couples the executive's cash compensation with specific target improvements in the Company's revenues, operating ratio, operating income, stock price and earnings per share (the "Performance Factors"), which are each weighted equally. For 1997, the Compensation Committee set the target level of improvement in Performance Factors with at least a 29% improvement target in four of the five factors.

Under the Performance Adjustment Plan, each Operating Officer will receive a maximum 35% of his or her annual base salary ("Target Adjustment") if the target level of improvement in

Performance Factors is reached. Achievement of less than the target level of improvement in Performance Factors will result in a 1% decrease in the Target Adjustment for each 1% deviation in such target level. For example, if the Target Adjustment is $20,000 and the Company reaches 50% of its target level of improvement in Performance Factors, then the amount of actual performance adjustment would be $10,000.

In 1997, the Company reached 51% of its target level of improvement in Performance Factors. Accordingly, the Operating Officers received an actual performance adjustment of 51% of their Target Adjustments.

Administrative Officers do not participate in the Performance Adjustment Plan and, thus, do not receive a performance adjustment.

Stock Option Awards. The Compensation Committee may also award stock options to executive officers under the 1996 Stock Option Plan. In general, the Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price.
Obviously, when stockholder value decreases, the stock options granted to executives either decrease in value or have no value.

In December 1997, the Committee authorized the granting of options to the executive officers to acquire 11,839 shares of Common Stock under the 1996 Stock Option Plan. A total of 13,161 shares authorized under the 1996 Stock Option Plan were granted to employees other than executive officers in December 1997.

Chairman and CEO Compensation. William P. Ward, Chairman and CEO of the Company during 1997, is subject to the same general compensation package as the other Operating Officers as set forth above.

The Compensation Committee decided to increase Mr. Ward's annual base salary by 3.3% effective January 1, 1997 based on factors including quality of experience, responsibilities of position, and salary levels of similarly positioned executives in other Companies.

Mr. Ward also received $27,888 in performance adjustment to his base annual salary under the Performance Adjustment Plan. As noted above, such performance adjustment was 51% of his Targeted Adjustment of $54,233.

In December 1997, the Committee authorized a grant of options to Mr. Ward to acquire 3,383 shares of Common Stock under the 1996 Stock Option Plan.

Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this senior management focus. The Compensation Committee believes that the compensation levels during 1997 adequately reflect the Company's compensation goals and policies.
The Compensation Committee report is submitted by:

                                          Dr. Ralph E. MacNaughton
                                          Charles M. Foudree

                             COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the
Company, the NASDAQ Market Index, and an industry index based on the applicable Standard Industrial Classification code ("SIC Industry Index").
                                                       SIC Code
Measurement Period   OTRX    NASDAQ Market   Index 4213 Trucking, except local
12/31/92             100.00  100.00           100.00
12/31/93             170.37  119.95           113.27
12/31/94             281.48  125.94           108.90
12/31/95             133.33  163.35            92.32
12/31/96             103.70  202.99            87.21
12/31/97             174.07  248.30           126.02

The above graph compares the performance of the Company with that of the NASDAQ Market Index and the SIC Industry Index, with the investment weighted on market capitalization. The total cumulative return on investment (change in stock price plus reinvested dividends) for the Company, the NASDAQ Market Index and the SIC Industry Index is based on the stock prices as of December 31, 1992, assuming a $100 investment.


The SIC Industry Index is comprised of all those companies with a four digit SIC code of 4213 (Trucking, except local).

                                PROPOSAL TWO:
                   APPROVAL OF THE AMENDED AND RESTATED
                          1996 STOCK OPTION PLAN

Background.

The Company's 1996 Stock Option Plan (the "1996 Option Plan") was originally approved by the Company's Stockholders at the 1996 Annual Stockholders Meeting. On January 29, 1998, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated 1996 Stock Option Plan (the "Restated 1996 Option Plan") containing certain amendments to the 1996 Option Plan, as more fully described below. The Restated 1996 Option Plan provides eligible key employees of the Company and its subsidiaries the right to receive incentive and/or nonqualified stock options. Approximately 25 persons would be considered "key employees," including all of the Company's executive officers, under the Restated 1996 Option Plan. The purposes of the Restated 1996 Option Plan are to attract and retain key employees and to provide incentives and economic inducements to key employees by offering them an opportunity to acquire a proprietary stake in the Company's financial future. The Restated 1996 Option Plan expires on January 29, 2008 (unless sooner terminated or suspended) and is administered by the Compensation Committee consisting of at least two non-officer directors. The selection of Participants, allotment of shares, determination of price, determination of the timing of the exercise of the options and other conditions of purchase of options is determined by the Compensation Committee in its sole discretion.

Summary of Proposed Amendments.

The summary of the proposed amendments is qualified in entirety by the copy of the Restated 1996 Option Plan, marked to show the amendments, attached hereto as Exhibit A.

Increase in Number of Shares. As of January 1, 1998, there were outstanding options covering 50,000 shares of Common Stock held by 23 persons and no shares of Common Stock remained available for future awards. The amendments propose to increase the aggregate number of shares of Common Stock that may be issued under the Restated 1996 Option Plan to 130,000.

Transfer of Options. The current text of the 1996 Option Plan provides that options may not be transferred other than pursuant to a Participant's will or the laws of descent. The amendments propose to increase the Plan's flexibility by permitting the Compensation Committee to allow a Participant to transfer non-qualified options (but not incentive stock options) to his or her immediate family or any organization, trust or entity which is owned or controlled by such Participant (the "Transferees"). The amendments also propose to increase the Restated 1996 Option Plan's flexibility by permitting the Compensation Committee to cause the Company to issue non-qualified options (but not incentive stock options), which would otherwise be granted to a Participant, directly to one or more Transferees. In either case, a Transferee's ability to exercise a non-qualified option will be limited by provisions in the Restated 1996 Option Plan applicable to exercisability during the Participant's employment.

Cashless Exercise of Options. The Restated 1996 Option Plan currently provides that payment for shares of Common Stock upon exercise of an option must be made either in cash, or at the discretion of the Compensation Committee, in Common Stock having a fair market value equal to the cash exercise price of the options being exercised. In order to permit Participants in the Restated 1996 Option Plan to exercise options without expending substantial amounts of cash for their shares of Common Stock, the proposed amendments also provide for the Participant to utilize a "cashless exercise" arrangement, subject to approval of such arrangement by the Compensation Committee. Depending on the terms and conditions of the cashless exercise arrangement, all or a portion of a Participant's Common Stock received from his or her exercise of an incentive stock option (or his or her disposition of such stock) may cease to qualify for the favorable federal income tax treatment normally extended to stock acquired from the exercise of an incentive stock option. Common Stock acquired or disposed of by a Participant under conditions not meeting Code conditions applicable to incentive stock options will be treated for federal income tax purposes as acquired or disposed of, as the case may be, pursuant to a non-qualified option.

Loans. The proposed amendments would provide that subject to the approval of the Compensation Committee, the Company may loan up to 100% of the purchase price of the shares of Common Stock purchased by the Participant upon exercise of an option. Such loan would be evidenced by a promissory note bearing an interest rate and such other terms (which may, but need not, provide for its forgiveness as the Participant continues in employment) as may be determined by the Compensation Committee.

Reload Option. The proposed amendments would authorize the Compensation Committee to provide in future award agreements that Participants who use already-owned shares of the Company's Common Stock to pay for the exercise of options will simultaneously be granted "reload options". The reload options would give the Participant the right to purchase the same number of shares of the Company's Common Stock as such Participant used to pay for the exercise of such Participant's options, and will be exercisable by the Participant upon the terms and conditions established by the Compensation Committee. The terms and conditions of a reload option may qualify it as an incentive stock option, or, if not, as a non-qualified stock option. The purchase price of the reload options would not be less than 100% of the fair market value of a share of Common Stock on the date of exercise of the initial option to which the reload option relates.

Description of the Restated 1996 Option Plan.

Options granted under the Restated 1996 Option Plan are designated by the Compensation Committee as either incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options. The aggregate fair market value of the stock (at the time the option is granted) with respect to which incentive stock options (including reload options which qualify as incentive stock options under the Code) are exercisable for the first time by any key employee during any calendar year shall not exceed $100,000. Stock options granted under the Restated 1996 Option Plan are exercisable for a period of up to ten years from the date of grant and at an exercise price which is not less than

100% of the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Restated 1996 Option Plan to any stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of the Common Stock on the date of the grant. An option must be exercised while the optionee is employed by the Company or within three months after termination of the key employee's employment or his or her retirement (if the option is an incentive stock option) and within one year in the case of termination by reason of death, retirement (if the option is a nonqualified stock option) or disability.

The Board of Directors may amend and terminate the Restated 1996 Option Plan at any time; provided, however, that it may not, without stockholder approval,
(a) materially increase the maximum number of shares for which options may be granted under the Restated 1996 Option Plan, (b) materially increase the benefits accruing to participating employees under the Restated 1996 Option Plan or (c) materially change the eligibility provisions regarding employees to whom options may be granted.

Federal Tax Consequences.

The following is a summary of the federal tax consequences of (i) incentive stock options granted under the Restated 1996 Option Plan, and
(ii) nonqualified stock options granted under the Restated 1996 Option Plan and the Amended and Restated 1996 Directors' Option Plan discussed under Proposal Three.

Tax Consequences for Incentive Stock Options. An option-holder does not recognize income upon receipt of the grant of an incentive stock option. If an option-holder exercises an incentive stock option in accordance with its terms, and does not dispose of the stock acquired upon its exercise within two years from the date the option was granted or within one year from the date the option was exercised, the option-holder will not realize any income by reason of exercise of the option, and the Company will be allowed no deduction by reason of either the grant of the incentive stock option or its exercise. However, see the discussion of the effects of the Alternative Minimum Tax discussed below. The option-holder's tax basis in the shares acquired upon exercise of the option will be the amount of cash paid upon exercise.
However, see the discussion below for the tax consequences of the exercise of an option with stock already owned by the option-holder. Provided the option-holder holds the shares as a capital asset at the time of sale or other disposition of the stock, his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and the option-holder's tax basis in the shares.

If an option-holder exercises an incentive stock option, but disposes of the stock acquired upon its exercise within two years from the date the option was granted or within one year from the date the option was exercised (an "Early Disposition"), the stock will not be treated as having been received pursuant to an incentive stock option for federal income tax purposes. The option-holder will realize ordinary (compensation) income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (a) the gain realized on disposition of the stock, or (b) the excess of the stock's fair market value on the exercise date over the option-holder's exercise price (normally the option-holder's tax basis in the stock). The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the stock, provided the option-holder holds the stock as a capital asset at the time of Early Disposition. If an option-holder disposes of such stock for less than his or her tax basis in the shares, the difference between the amount realized and the option-holder's basis will be long-term or short-term capital loss, depending upon the holding period of the stock, provided the option-holder holds the stock as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an adjustment that must be taken into account in calculating a Participant's federal alternative minimum tax liability for the year in which the incentive stock option is exercised. See the "Alternative Minimum Tax" discussion below.

Tax Consequences for Non-Qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an option-holder does not recognize income at the time a non-qualified option is granted, he or she recognizes ordinary (compensation) income upon the exercise of a non-qualified option (whether by him or her or by his or her Transferee(s)). This income is equal to the difference between the fair market value of the stock on the date the non-qualified option was exercised and the amount paid for the stock. When an option-holder (or his or her Transferee) exercises a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the option-holder's gross income. The Company's deduction generally will be taken in the Company's taxable year in which the non-qualified option is exercised.

However, so long as the sale of the shares received upon exercise of a non-qualified option would subject the option-holder to suit under Section 16(b) of the Securities Exchange Act of 1934 (the "Section 16(b) restriction"), the option-holder does not recognize income (and no tax deduction is allowed to the Company) until the earlier of (1) the expiration of six months from the date of the option was exercised, or (2) the date on which the option would no longer be subject to the Section 16(b) restriction (the earlier of such two dates hereinafter referred to as the "date the Section 16(b) restriction lapses"). At such time, the option-holder will recognize income in an amount equal to the excess of the fair market value of the shares on the date the
Section 16(b) restriction lapses over the option exercise price, and the Company will be entitled to a tax deduction of the same amount at the same time. The option-holder may elect to recognize income at the time of exercise of the option, instead of on the date the Section 16(b) restriction lapses, in which case the tax consequences to the option-holder and the Company are the same as if the option-holder were not subject to the Section 16(b) restriction.

The excess of the fair market value of the stock on the date a non-qualified stock option is exercised over the option exercise price is not an adjustment that must be taken into account in calculating a Participant's federal alternative minimum tax liability for the year in which the non-qualified option is exercised. See the "Alternative Minimum Tax" discussion below.

Payment in Shares. If the option-holder exercises an incentive stock option and surrenders stock already owned by him ("Old Shares") in payment of the option exercise price, the following rules apply:

1. To the extent the number of shares acquired ("New Shares") does not exceed the number Old Shares exchanged, no gain or loss will be recognized on such exchange, and the tax basis of the New Shares received will be equal to the tax basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered.

2. To the extent the New Shares received exceeds the number of Old Shares exchanged, the option-holder will not recognize gain or loss on such exchange, and the basis of the New Shares will be equal to zero, and the holding period of the New Shares will commence when the option-holder acquires the New Shares.

3. If the Old Shares surrendered were acquired by the option-holder by prior exercise of an incentive stock option, and if the surrender occurs prior to the expiration of the holding period(s) pertinent to incentive stock options applicable to the Old Shares, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above. If the surrender occurs after the holding period(s) pertinent to incentive stock options applicable to the Old Shares have been satisfied, the surrender will not be deemed to be an early Disposition of the Old Shares.

If the option-holder (or a Transferee) exercises a non-qualified option and surrenders stock already owned by him ("Old Shares") in payment of the option exercise price, the following rules apply:

1. To the extent the New Shares received do not exceed the number Old Shares exchanged, no ordinary (compensation) income will be recognized on such exchange, and the tax basis for the New Shares will carry over from (and be equal to) the tax basis for the Old Shares, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered.

2. To the extent the New Shares exceeds the number of Old Shares exchanged, the option-holder will recognize ordinary (compensation) income on the receipt of such New Shares in an amount equal to their fair market value, less any cash paid for them, and the Company will be entitled to a deduction equal to such income. The tax basis of such New Shares will be equal to their fair market value of the exercise date, and the holding period for such New Shares will commence on the date the option is exercised (or the date the Section 16(b) restriction lapses, if applicable, if the option-holder has not elected to recognize income upon the exercise of the option).

Alternative Minimum Tax. In addition to the federal income tax consequences described above, a Participant may be subject to the federal alternative minimum tax (the "AMT"), which is payable only to the extent that it exceeds the Participant's regular tax liability. The AMT is assessed on the recipient's "alternative minimum taxable income" in excess of an exemption amount that varies by filing status.

For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (a) increased by tax preference items, and (b) increased or reduced by certain AMT "adjustments." One such adjustment arises, for example, when an option-holder exercises an incentive stock option. The excess of the fair market value of the stock received upon the option's exercise over the exercise price will be an adjustment to the option-holder's alternative minimum taxable income and may be subject to the AMT.
For AMT purposes only, the tax basis of the stock acquired upon the exercise of the incentive stock option will be increased by the amount of such excess (its "AMT Basis"). The excess of the fair market value of the stock on the date a non-qualified stock option is exercised over the option exercise price is not an adjustment that must be taken into account in calculating a Participant's AMT liability.

Federal law currently provides for a minimum tax credit that may be applied against the Participant's regular tax liability in years following a year in which the Participant is subject to the AMT. The minimum tax credit is limited to the excess, if any, of the Participant's regular federal income tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.


               (Remainder of page intentionally left blank)

New Plan Benefits Table. The following table sets forth the number and value of options for Common Stock, subject to stockholder approval, that were granted under the Restated 1996 Option Plan to (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers of the Company as a group (five persons), (iii) all non-executive directors as a group, and (iv) all employees (other than executive officers) of the Company, as a group (18 persons). Directors who are not employees of the Company are not eligible to participate under the Restated 1996 Stock Option Plan. The closing market price of the Common Stock as of March 20, 1998 was $7.00, as reported by the NASDAQ Stock Market.

               Amended and Restated 1996 Stock Option Plan

   Name and Position        Dollar       Option             Percent of
                        Value ($)(FN1)   Shares (#)      Options Granted

William P. Ward,
 President and CEO           0               0                  0%

Gary J. Klusman,
 Executive Vice
 President                   0               40,000(FN2)       50%

All Executive Officers
 as a Group                  0               60,000(FN2)       75%

All Employees (other
 than Executives) as
 a group                     0               20,000(FN2)       25%

(FN1) The dollar value of options granted was determined based on the difference between the exercise price of $7.00 for options granted and the closing price per share of the Common Stock on March 20, 1998.

(FN2) Options are fully vested, have an exercise price of $7.00 per share and expire February 19, 2008.

In recommending approval of the Restated 1996 Option Plan, the Board of Directors believes that the addition of the amendments described above would further the underlying purposes of the 1996 Option Plan. Each such feature is designed to encourage key executives of the Company to increase their equity interest in the Company without increasing their compensation.

The affirmative vote of the holders of a majority of the shares present or represented by Proxy at the Annual Meeting is necessary for the approval of the Restated 1996 Option Plan. The Board of Directors recommends that the stockholders vote for the following resolution which will be presented at the Annual Meeting:

"RESOLVED, that the OTR Express, Inc.'s Amended and Restated 1996 Stock Option Plan is hereby approved."

                                PROPOSAL THREE:
                     APPROVAL OF THE AMENDED AND RESTATED
                      DIRECTORS' 1996 STOCK OPTION PLAN


Background

The Company's 1996 Directors' Stock Option Plan was originally approved by the Company's stockholders at the 1996 Annual Stockholders Meeting. On January 29, 1998, the Board of Directors, subject to stockholder approval, adopted the Amended and Restated 1996 Directors' Stock Option Plan (the "Restated 1996 Directors' Option Plan") which increased the number of shares of Common Stock that may be issued under the Restated 1996 Directors' Option Plan to 30,000, as more fully described below. The Restated 1996 Directors' Option Plan provides that each outside director of the Company (a director who is not an employee of the Company or any subsidiary of the Company) will automatically be granted an option to purchase 1,000 shares of the Company's Common Stock at each annual stockholders' meeting. Approximately 6 persons would be considered "outside directors" under the Restated 1996 Directors' Option Plan. The purposes of the Restated 1996 Directors' Option Plan are to provide an incentive which will motivate and reward outside directors and promote the best interests and long-term performance of the Company by encouraging ownership of the Company's Common Stock. The Restated 1996 Directors' Option Plan expires on January 29, 2008 (unless sooner terminated or suspended). Options granted under the Restated 1996 Directors' Option Plan will not qualify as incentive stock options under Section 422 of the Code. Stock options are exercisable for a period of ten years from the date of grant and at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant.

Summary of Proposed Amendment.

The summary of the amendment below is qualified in its entirety by the copy of the Amended and Restated 1996 Directors' Stock Option Plan, marked to show the amendments, attached hereto as Exhibit B.

Increase in Number of Shares. As of January 1, 1998, there were outstanding options covering 10,000 shares of common stock held by five persons and no shares of Common Stock remain available for future awards. The amendment proposes to increase the aggregate number of shares of Common Stock that may be issued under the Restated 1996 Directors' Option Plan to 30,000.

Description of the Restated 1996 Directors' Option Plan.

Options granted under the Restated 1996 Directors' Option Plan are not qualified as incentive stock options under Section 422 of the Code. Stock options are exercisable for a period of ten years from the date of grant and at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant.

A non-qualified option must be exercised while the option-holder is serving as a director of the Company, within three months after termination of service as an outside director, except that if the outside director terminates on account of death, disability, or on or after attaining age 65, the option may be exercised within 12 months after such termination of service, but in no event after ten years from the date of grant.

Options may be assigned or transferred by will or by the laws of descent and distribution. The Compensation Committee may allow a Participant to transfer non-qualified options to his or her immediate family or any organization, trust or entity which is owned or controlled by such Participant (the "Transferees"). The Compensation Committee may cause the Company to issue non-qualified options, which would otherwise be granted to a Participant, directly to one or more Transferees. In either case, a Transferee's ability to exercise a non-qualified option will be limited by provisions in the Restated 1996 Directors' Option Plan applicable to exercisability during the Participant's employment.

The Board of Directors of the Company may amend the Restated 1996 Directors' Stock Option Plan, except that it may not amend it without approval of stockholders of the Company if such approval is required by Rule 16b-3. Furthermore, the Restated 1996 Directors' Stock Option Plan, may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

The complete text of the Restated 1996 Directors' Option Plan is set forth in Exhibit B to this Proxy Statement. The foregoing summary of certain provisions of the Restated 1996 Directors' Option Plan is qualified by reference to the text of the Restated 1996 Directors' Option Plan itself.

Federal Tax Consequences.

The federal tax consequences of options granted under the Restated 1996 Directors' Option Plan are the same as discussed above with respect to the federal tax consequences of non-qualified options, pages 16 through 18.

New Plan Benefits Table.

The following table sets forth the number of options for Common Stock that, subject to stockholder approval, were granted in fiscal 1997 and will be granted to all non-executive directors as a group on the date of the Annual Meeting. The closing market price of the common stock as of March 20, 1998 was $7.00, as reported by the NASDAQ Stock Market.

            Amended and Restated 1996 Directors' Stock Option Plan
   Name and Position(FN1)         Option Shares (#)(FN2)
All Non-Executive Directors
  as a Group (6 persons)                  7,000(FN3)

(FN1) The table does not include any information regarding each of the officers named in the Summary Compensation Table, all Executive Officers as a group or all employees who are not Executive Officers as a group, as none of those individuals or groups is eligible to participate in the Restated 1996 Directors' Stock Option Plan.

(FN2) The value of such options is not determinable because the exercise price thereof will not be determined until the date of grant (i.e., The date of the Annual Meeting).

(FN3) Stockholder approval is sought for the issuance of options for 1,000 shares of Common Stock to Mr. Becker for his service as an outside director on the 1997 Annual Meeting date and for the issuance of options for 6,000 shares of Common Stock in the aggregate to the six outside directors on the 1998 Annual Meeting date.

In recommending approval of the Restated 1996 Directors' Option Plan, the Board of Directors believes that the addition of these features would further the underlying purposes of the Restated 1996 Directors' Option Plan to provide effective compensation for outside directors, wherein the value to the outside director is tied directly to the Company's stock price, tying the outside director financially to the Company's long-term success and increases in market value. This allows the Company to offer additional compensation to outside directors without sacrificing immediate cash flow. In addition, current accounting treatment allows options to be recorded directly to the balance sheet at the exercise date without a charge to the income statement.

The affirmative vote of the holders of a majority of the shares present or represented by Proxy at the Annual Meeting is necessary for the approval of the Restated 1996 Directors' Option Plan. The Board of Directors recommends that the stockholders vote for the following resolution which will be presented at the Annual Meeting:

"RESOLVED, that the OTR Express, Inc.'s Amended and Restated 1996 Directors' Stock Option Plan is hereby approved."

                               PROPOSAL FOUR:
                   RATIFICATION OF INDEPENDENT AUDITORS

For 1997, Arthur Andersen LLP served as the independent auditors for the Company and audited the financial statements of the Company including reports to the stockholders. The Board of Directors has selected and appointed Arthur Andersen LLP as the independent auditors for the Company for the year ending December 31, 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions from stockholders. The Board of Directors recommends that the stockholders vote for the following resolution which will be presented at the Annual Meeting:

"RESOLVED, that the selection by the Board of Directors of the Company of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1998, be and hereby is, ratified."

                            Certain Transactions

On February 27, 1998, the Company entered into a Stock Purchase Assistance Agreement (the "Purchase Assistance Agreement") with each of Gary J. Klusman ("Klusman"), Chief Executive Officer and President, and Steven W. Ruben ("Ruben"), Vice President - Finance and Chief Financial Officer (collectively, the "Key Officers") that allows Klusman and Ruben to purchase up to $240,000 and $120,000, respectively, of Common Stock with funds from personal loans which are partially guaranteed by the Company. To provide incentive for the Key Employees to remain with the Company, if such Key Employee has remained an executive officer of the Company for the entire year in which a loan payment is due, the Company would pay to such Key Employee as compensation an amount equal to the principal installment loan payments due for such year. Such Key Employee would then be responsible for paying to the lender the principal installment loan payment due and any accrued interest for the year. The purpose of the Purchase Assistance Agreement is to strengthen the Company's ability to retain the Key Officers and promote the long-term interests of the Company and its stockholders by assisting the Key Officers in making a meaningful investment in the Company so that the Key Officers interests are aligned with the Company's stockholders. On March 5, 1998, Klusman purchased $240,000 and Ruben purchased $120,000 worth of Common Stock pursuant to this arrangement.


                                  Miscellaneous
Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company's last fiscal year, the Company is not aware of any reports required to be filed with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as amended, that were filed late or not filed by the Company's officers or directors with respect to such year. The Company is not aware of any person, other than officers or directors, who owns more than 10% of the Company's Common Stock.

Stockholder Proposals. In the event any stockholder intends to present a proposal at the next Annual Meeting of Stockholders to be held in 1999, such proposal must be received by the Secretary of the Company, in writing, on or before December 4, 1998, to be considered for inclusion in the Company's Proxy Statement relating to the next Annual Meeting of Stockholders.

Annual Report. A copy of the Company's Annual Report (including financial statements and schedules, as filed with the SEC) accompanies this Proxy Statement. The Annual Report is not part of the proxy solicitation materials.


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                           BY THE BOARD OF DIRECTORS,


                                           William P. Ward
April 3, 1998                              Chairman of the Board

                                  EXHIBIT A

                AMENDED AND RESTATED 1996 STOCK OPTION PLAN

                  OTR EXPRESS, INC. 1996 STOCK OPTION PLAN
                   (As Amended and Restated January 1998)

                            SECTION I.  PURPOSE

      The purpose of this Plan is to provide an incentive which will attract, retain, motivate and reward "Key Employees" of the Company and promote the best interests and long-term performance of the Company by encouraging the ownership of interests in the Company's stock by such "Key Employees". It is intended that options may be granted pursuant to this Plan which will qualify as Incentive Stock Options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and that options may be granted pursuant to this Plan which will not qualify as ISO's and will be non-qualified options ("NQO's"). It is also intended that this Plan comply in all respects with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and any amendment or successor provision thereto ("Rule 16b-3"); any provision of this Plan deemed not to be in compliance with the requirements of Rule 16b-3 shall be deemed null and void. This Plan is not intended to preclude the use of Common Stock for other compensation purposes in line with the needs and objectives of the Company.

                           SECTION II.  DEFINITIONS

A.    "Board of Directors" means the board of directors of the Company.

B. A "Change in Control" shall be deemed to occur (1) upon the approval by the Board of Directors of the Company (or if approval of the Board of Directors of the Company is not required as a matter of law, the stockholders of the Company) of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a consolidation or merger in which the holders of Common Stock immediately prior thereto will have the same or proportionate ownership of Common Stock of the surviving corporation immediately thereafter, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (c) any plan or proposal for the liquidation or dissolution of the Company, or (2) when any person or group of persons acting in concert, other than the Company, any stockholder at the time of the initial public offering of the Common Stock or any employee benefit plan or trust maintained by the Company or any of its Subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of 25% or more of the combined voting power of the Company's then outstanding stock, without the prior approval of at least 80% of the members of the Board of Directors of the Company.

C. "Compensation Committee" means the committee established by the Board of Directors of the Company pursuant to Section VII.

D. "Common Stock" means the shares of the common stock (including treasury stock), par value $0.01 per share, of the Company.

E. "Company" means OTR Express, Inc., a Kansas corporation, or any successor thereto.

F. "Disability" means inability of a Participant to perform his or her duties as a Key Employee by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes the Company proof of the existence thereof in such form and manner, and at such times, as the Compensation Committee may require.

G. "Fair Market Value," as of a given date, means the fair market value of one share of Common Stock as determined by the Compensation Committee in accordance with the provisions of the Code and the regulations thereunder.
If, on or    on the trading day immediately     prior to such given date,
shares of the Common Stock have been traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), "Fair Market Value" shall generally be considered to be the last price of the Common Stock as reported by NASDAQ on such given date or, if none, on the last day preceding such given date on which a sale of the Common Stock was so reported.

H. "Key Employee" means a person who is employed in a position of administrative or managerial responsibility by the Company or a Subsidiary.

I. "Parent" means any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company or a Subsidiary, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

J. "Participant" means a Key Employee who is granted a stock option hereunder.

K.    " Plan" means this OTR Express, Inc. 1996 Stock Option Plan.

L. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of a grant hereunder, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

M. "Ten Percent Stockholder" means a person who owns, on the date of grant of an ISO hereunder, more than 10% of the total combined voting power of all classes of stock of the Company, or its Parent or Subsidiary.

                            SECTION III. STOCK

      The total amount of stock which may be granted or sold under this Plan
shall not exceed        50,000    130,000     shares of the Company's Common
Stock. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for the purposes of this Plan.

                          SECTION IV. ELIGIBILITY

      A stock option, or a stock option may be granted under the Plan only to a Key Employee.

                          SECTION V. STOCK OPTIONS

A. Option Price. Except as provided below, the purchase price of the Common Stock under each option granted hereunder shall be as determined by the Compensation Committee but not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option. The purchase price of Common Stock under each ISO granted to a Ten Percent Stockholder shall be as determined by the Compensation Committee but not less that 110% of the Fair Market Value of the Common Stock at the time of the grant of the ISO.

B. Term and Exercise of Options. The term of each option shall be not more than ten (10) years from the date of granting thereof and the term of each ISO granted to a Ten Percent Stockholder shall not be more than five (5) years from the date of granting thereof. Within such limits, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Compensation Committee shall, in each instance, approve, which need not be uniform for all Participants; provided, however, that except as provided in Subsection D of this Section and Section X, no option may be exercised at any time unless the Participant is then an employee of the Company or a Subsidiary and has been continuously since the granting of the option or was an employee of the Parent of the Company at the time of grant and has been continuously employed since that time by either such Parent or by the Company or a Subsidiary.

C.    Non-Transferability of Options.  Each option granted under this Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution.  An option may be exercised, during
the lifetime of the Participant, only by the Participant.    Notwithstanding the
foregoing, the Compensation Committee may permit a Participant to transfer an NQO or cause the Company to grant an NQO that would otherwise be granted to a Participant, to any one or more of the following: a Participant's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Participant, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trust or entities in respect of a Participant shall be subject to the provisions of Subsection D concerning the exercisability during the Participant's employment.

D. Termination of Employment. Except as otherwise provided herein, if a Participant voluntarily or involuntarily terminates employment with the Company or any of its Subsidiaries, the Participant may exercise any option held by such Participant, to the extent the Participant was entitled to exercise if at the date of termination of employment, at any time within three
(3) months after the date of such termination, but not after the expiration of the option; provided, however, if the Participant voluntarily terminates employment (except upon retirement after age 65), the Participant may only exercise any such option after such termination if the Compensation Committee consents to such exercise. Any option not so exercised shall expire.
However, subject to the provisions of Subsection G of this Section:

1. If a Participant retires after reaching age 65, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within three (3) months in the case of an ISO or twelve (12) months in the case of an NQO after the date of the Participant's retirement but not after the expiration of the option;

2. If a Participant retires after attaining age 55 but not age 65, the Compensation Committee, in its sole discretion, may provide that the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within three
(3) months (or, in the discretion of the Compensation Committee, twelve (12) months in the case of an NQO) after the date of the Participant's retirement, but not after the expiration of the option;

3. If a Participant's employment is terminated by reason of death, the personal representative of the Participant may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise occurs within twelve (12) months of the date of the Participant's death but not after the expiration of the option; and

4. If a Participant's employment is terminated by reason of Disability, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within twelve
(12) months of the date of the Participant's employment termination but not after the expiration of the option.

   Notwithstanding the        forgeoing    foregoing    , if the employment of
any Participant shall be terminated because of the Participant's violation of law or the business conduct rules of the Company or for other breach of duty, all unexercised options of such Participant shall lapse and be unexercisable on and after the date of termination of the Participant's employment. The existence or nonexistence of such violation or breach and the date of termination of employment shall be determined by the Compensation Committee in its sole discretion, and such determination shall be final. No change in the duties of a Participant, while in the employ of the Company, a Parent or a Subsidiary, or transfer, if still employed after the transfer by a Company, a Parent or a Subsidiary, shall constitute a termination of employment.

E. Leaves of Absence. The option agreements issued pursuant to this Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

F. Payment of Option Price. The purchase price is to be paid in full upon exercise of an option, either (1) in cash, or (2) in the discretion of the Compensation Committee, in shares of Common Stock having a Fair Market Value
equal to the cash exercise price of the option being exercised,        or (3)
   (3) through such cashless exercise arrangement as may be approved by the
Compensation Committee, or (4)    in the discretion of the Compensation
Committee, by any combination of the payment methods specified in clauses (1) and (2) hereof; provided, however, that (a) shares of Common Stock tendered in payment must be either shares owned by the Participant and registered in the Participant's name and may not include shares of Common Stock acquired by the Participant through exercise of an option granted less than six months prior to the date of exercise of the option being exercised, and (b) no shares of Common Stock may be tendered in exercise of an ISO if such shares were acquired by the Participant through the exercise of an ISO, unless (I) such shares have been held by the Participant for at least one year; and (ii) at least two (2) years have elapsed since such ISO was granted. The proceeds received by the Company upon exercise of an option are to be added to the general funds of the Company, if cash, or to the shares of the Common Stock held in treasury, if shares of Common Stock, and used for the corporate purposes of the Company as the Compensation Committee shall determine.
   Subject to the approval of the Compensation Committee, the Company may loan to any Participant a sum equal to not more than one hundred percent (100%) of the purchase price of the shares of Common Stock purchased upon exercise of an option, such loan to be evidenced by the execution and delivery of a promissory note. Interest on such unpaid balance of the note shall be at such rate as the Compensation Committee may determine. The note may, but need not, provide for its forgiveness as the Participant continues in employment. The Compensation Committee may, in its discretion, include within any option agreement, a provision entitling the Participant to a further option (a "Re-load Option") in the event the Participant exercises an option by surrendering other shares of Common Stock in accordance with (2), above. Any such Re-load Option shall be for the number of shares of Common Stock surrendered upon exercise under (2), above, and shall become exercisable upon such terms and conditions as the Compensation Committee shall determine, but the purchase price shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of exercise of such option under (2), above.

G. Limitation on Exercise of Options. The maximum aggregate Fair Market Value determined at the time an ISO is granted) of the Common Stock with respect to which ISO's are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. If the provisions of this Section limit the exercisability of certain ISO's which would otherwise become exercisable on account of an event described in Subsection D of this Section or Section X, the Compensation Committee, in its sole discretion, shall determine the times at which such ISO's become exercisable so that the provisions of this Subsection G are not violated; provided that in no event shall any ISO be exercisable more than ten (10) years from the date of granting thereof (five (5) years in the case of ISO's granted to Ten Percent Stockholders).

                         SECTION VI. ADMINISTRATION

      This Plan shall be administered by the Compensation Committee. Subject to the express provisions of this Plan, the Compensation Committee shall have complete authority to:

A.    determine the individuals to whom and the time or times when options
shall be granted       ,   ;
B.    determine the number of shares to be subject to each option, and the
terms and provisions of each option       ,   ;
C.    interpret the Plan       ,   ;
D.    prescribe, amend and rescind rules and regulations relating to the
Plan       ,   ;
E. cancel, with the consent of a Participant, any option previously granted to such Participant and to grant a new option in place thereof; and
F. make all determinations not specifically set forth in (A) through (E) above which it considers necessary or advisable for the administration of this Plan.

      All determinations by the Compensation Committee with respect to (A) through (F) above shall be final. In the event the Company or any Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Compensation Committee may grant options to employees, former employees of such corporation in substitution of options previously granted to them by such corporation upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

                    SECTION VII. COMPENSATION COMMITTEE

      The Compensation Committee shall at all times be constituted to comply with the requirements of Rule 16b-3; as of the date of adoption of this Plan by the Board of Directors of the Company, Rule 16b-3 requires that the Compensation Committee shall consist of two (2) or more members of the Board
of Directors each of whom is a        "disinterested person"   "Non-Employee
Director"     within the meaning of Rule 16b-       3(c) (2)(I)    3(b)(3)
    . The members of the Compensation Committee shall be appointed by and shall serve at the pleasure of the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Compensation Committee. The Compensation Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All recommendations by the Compensation Committee shall be made by a majority of its members.

                 SECTION VIII.  EFFECT OF CHANGE IN STOCK

      Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, spinoffs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares and the like, number and class of shares available for grants of options and the number of shares subject to any outstanding options, and the price thereof, as applicable, shall be appropriately adjusted by the Compensation Committee.

                     SECTION IX.  AMENDMENT OR TERMINATION

      Unless this Plan shall theretofore have been terminated as hereinafter provided, this Plan shall terminate, and no stock option shall be granted hereunder, after ten (10) years from the date of its adoption by the Board of Directors. Any option, outstanding at the termination of this Plan, shall continue in full force and effect in accordance with its terms and shall not be affected by such termination of this Plan. The Board of Directors of the Company may, at any time prior to that date, terminate this Plan or make such modifications of the Plan as it may deem advisable; provided, however, that, if approval by stockholders of the Company of any amendment is required to comply with Rule 16b-3 or other applicable requirement, such amendment shall be subject to stockholder approval.

                         SECTION X.  CHANGE OF CONTROL

      In the event that a Change of Control of the Company occurs, and if a Participant's employment with the Company or a Parent or Subsidiary is terminated within one (1) year thereafter, any then outstanding stock option held by such Participant shall immediately mature and vest in full and any such stock option shall be settled by the payment to such Participant of an amount equal to the excess, if any, of the aggregate Fair Market Value of the shares subject thereto on the Special Maturity Date as hereinafter defined, over the aggregate exercise price of such option. For purposes of an event described in clause (2) of Paragraph B of Section II above, the Special Maturity Date for purposes hereof shall be the date securities are first purchased by a tender or exchange offeror, or the date upon which the Company first receives written notice of acquisition of 25% of its Common Stock, whichever shall first occur. For purposes of an event described in Clause (1) of Paragraph B of Section II, the Special Maturity Date shall be the effective date of such event. Settlement shall be made in cash within not less than five (5) days following the Participant's termination of employment.

                         SECTION     XI. WITHHOLDING

      The Company, at the time any distribution is made under this Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy any federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

                       SECTION     XII. MISCELLANEOUS

A. Rights to Continued Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or a Subsidiary or interfere with the right of the Company or a Subsidiary to terminate the individual's employment.

B. Retirement Plan Rights. Benefits received under this Plan by a Participant shall not effect or be used in the calculation of the Participant's pension or other retirement benefits under any other plan maintained by the Company.

C. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each Participant acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

                  SECTION XIII. EFFECTIVENESS OF THE PLAN

      This    amended and restated     Plan will be effective upon adoption by
the Board of Directors of the Company, subject, however, to its approval by the stockholders of the Company given within 12 months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the stockholders or at a special meeting of the stockholders duly called and held for such purpose, or by written consent of the stockholders. Grants of options made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained as aforesaid, such grants shall not be effective for any purpose.

The foregoing        Plan    amendment     and restatement} was adopted by the
Board of Directors of the Company on        February 20, 1996    January  ,
1998     and approved by the stockholders of the Company on        ,       1996
   1998    .


                                            OTR EXPRESS, INC.


                                            By
                                            William P. Ward, President

                                 EXHIBIT B

             AMENDED AND RESTATED 1996 DIRECTORS' OPTION PLAN

          OTR EXPRESS, INC. 1996 DIRECTORS' STOCK OPTION PLAN
               (As Amended and Restated January 1998)

                          SECTION I.  PURPOSE

      The purpose of this Plan is to provide an incentive which will motivate and reward "Outside Directors" of the Company and promote the best interests and long-term performance of the Company by encouraging the ownership of the Company's stock by such "Outside Directors". None of the options granted pursuant to this Plan will qualify as Incentive Stock Options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended
("Code").  It is also intended that    grants under     this Plan    not
constitute        a "formula plan"   Discretionary Transactions"     under
the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and
any amendment or successor provision thereto ("Rule 16b-3")        so
   and     that any "Outside Directors" participating hereunder        may
still qualify as a "Disinterested Person"    shall not be disqualified,
because of this Plan, as a "Non-Employee Director"     under Rule 16b-3; any
provision of this Plan deemed not to be in compliance with the requirements of Rule 16b-3 shall be deemed null and void. This Plan is not intended to preclude the use of Common Stock for other compensation purposes in line with the needs and objectives of the Company.

                         SECTION II.  DEFINITIONS

A.   "Board of Directors" means the board of directors of the Company.

B. "Common Stock" means the shares of the common stock (including treasury stock), par value $0.01 per share, of the Company.

C. "Company" means OTR Express, Inc., a Kansas corporation, or any successor thereto.

D. "Disability" means inability of a Participant to perform his or her duties as an Outside Director by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

E.   "Fair Market Value," as of a given date, means the fair market value of
one share  of Common Stock as        reported by    determined by the
Compensation Committee in accordance with the Code and regulations thereunder. If on or on the trading day immediately prior to such given date, the shares
of Common Stock have been traded on     the National Association of Securities
Dealers Automated Quotation System    ("NASDAQ"), "Fair Market Value shall
generally be considered to be the last price of the Common Stock as reported
by NASDAQ on such given date, or    , if none, on the last day preceding such
given date on which a sale of the Common Stock was so reported.

F. "Outside Director" means a person who is a member of the Board of Directors but is not an employee of the Company or any subsidiary of the Company.

G. "Participant" means an Outside Director who is granted a stock option hereunder.

H.   " Plan" means this OTR Express, Inc. 1996 Directors' Stock Option Plan.

                              SECTION III. STOCK

      The total amount of stock which may be granted or sold under this  Plan
shall not exceed        10,000    30,000     shares of the Company's Common
Stock. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for the purposes of this Plan.

                           SECTION IV. ELIGIBILITY

      Stock options may be granted under the Plan only to Outside Directors.

                           SECTION V. STOCK OPTIONS

A. Grant of Stock Options. Each Outside Director shall be granted an option to purchase 1,000 shares of Common Stock on the day of each annual shareholders' meeting.

B. Option Price. The purchase price of the Common Stock under each option granted hereunder shall be one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option.

C. Term and Exercise of Options. The term of each option shall be ten (10) years from the date of granting thereof. Each option will be exercisable in full on the date of granting thereof; provided, however, that except as provided in Subsection E of this Section, no option may be exercised at any time unless the Participant is then an Outside Director and has been so continuously since the granting of the option

   D. Non-Transferability of Options. Each option granted under the Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution. An option may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Compensation Committee may permit a Participant to transfer an NQO or cause the Company to grant an NQO that would otherwise be granted to a Participant, to any one or more of the following: a Participant's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Participant, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trust or entities in respect of a Participant shall be subject to the provisions of Subsection D concerning the exercisability during the Participant's employment.

   E. Termination of Service. Except as otherwise provided herein, if a Participant voluntarily or involuntarily terminates service as an Outside Director, the Participant may exercise any option held by such Participant, at any time within three (3) months after the date of such termination, but not after the expiration of the option. Any option not so exercised shall expire notwithstanding the foregoing:

1. If a Participant retires as an Outside Director on or after reaching age 65, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, provided such exercise is within twelve (12) months after the date of the Participant's retirement but not after the expiration of the option;

2. If a Participant's employment is terminated by reason of death, the personal representative of the Participant may exercise any or all of the Participant's unexercised unexpired options, provided such exercise occurs within twelve (12) months of the date of the Participant's death but not after the expiration of the option; and

3. If a Participant's employment is terminated by reason of Disability, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, provided such exercise is within twelve (12) months of the date of the Participant's employment termination but not after the expiration of the option.

   Notwithstanding the forgoing, if the services of any Participant shall be terminated because of the Participant's violation of law or the business conduct rules of the Company or for other breach of duty, all unexercised options of such Participant shall lapse and be unexercisable on and after the date of termination of the Participant's service

   F. Payment of Option Price. The purchase price is to be paid in full upon exercise of an option, either (1) in cash, or (2) in shares of Common Stock having a Fair Market Value equal to the cash exercise price of the option being exercised, or (3) by any combination of the payment methods specified in clauses (1) and (2) hereof; provided, however, that (a) shares of Common Stock tendered in payment must be either shares owned by the Participant and registered in the Participant's name and may not include shares of Common
Stock acquired by the Participant through exercise of an option granted less than six months prior to the date of exercise of the option being exercised.
The proceeds received by the Company upon exercise of an option are to be added to the general funds of the Company, if cash, or to the shares of the Common Stock held in treasury, if shares of Common Stock, and used for the corporate purposes of the Company as the Compensation Committee shall determine.

                     SECTION VI.  EFFECT OF CHANGE IN STOCK

      Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, spinoffs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares and the like, the number and class of shares available for grants of options and the number of shares subject to any outstanding options, and the price thereof, as applicable, shall be appropriately adjusted by the President of the Company.

                    SECTION VII.  AMENDMENT OR TERMINATION

      Unless this Plan shall theretofore have been terminated as hereinafter provided, this Plan shall terminate, and no stock option shall be granted hereunder, after ten (10) years from the date of its adoption by the Board of Directors. Any option, outstanding at the termination of this Plan, shall continue in full force and effect in accordance with its terms and shall not be affected by such termination of this Plan. The Board of Directors of the Company may, at any time prior to that date, terminate this Plan or make such modifications of the Plan as it may deem advisable; provided, however, that, if approval by stockholders of the Company of any amendment is required to comply with Rule 16b-3 or other applicable requirement, such amendment shall be subject to stockholder approval. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

                      SECTION     VIII. WITHHOLDING

      The Company, at the time any distribution is made under this Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy any federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

                      SECTION     IX. MISCELLANEOUS

A. Rights to Continued Service. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue as an Outside Director.
D. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each Participant acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

                    SECTION X. EFFECTIVENESS OF THE PLAN

      This    amended and restated    Plan will be effective upon adoption by
the Board of Directors of the Company, subject, however, to its approval by the stockholders of the Company given within 12 months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the stockholders or at a special meeting of the stockholders duly called and held for such purpose, or by written consent of the stockholders. Grants of options made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained as aforesaid, such grants shall not be effective for any purpose.

The foregoing        Plan    amendment and restatement     was adopted by the
Board of Directors of the Company on,        1996    January  , 1998     and
approved by the stockholders of the Company on      ,        1996    1998    .


                                           OTR EXPRESS, INC.


                                           By
                                           William P. Ward, President